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                                                                 EXHIBIT (a)(15)

September 11, 2002

To: All Employees of Vastera and its Subsidiaries:

We will be holding a series of Q&A discussions throughout the Company beginning on Thursday, September 12th, to address further your questions regarding the recently announced and distributed Stock Option Exchange Offer. During these calls, we will be addressing the questions and issues that certain of you have already emailed to the Company at option.exchange@vastera.com. The following dates, times and locations have been scheduled. If you are a remote employee or will be traveling, please dial in from your location. We encourage all of you to attend/participate in these meetings. You are also encouraged to send questions to us in advance of the first roundtable of the day.

If you cannot participate on the specified date/time for your functional group, please feel free to participate in another session that works with your schedule. Dial-In number and password are listed below:

DIAL-IN NUMBERS
US:               800-446-1162
INT'L:            719-955-1114
PASSCODE:         194491

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
DATE, TIME & FUNCTIONAL GROUP                                             LOCATION
-----------------------------                                             --------
SEPTEMBER 12TH

10:00 am ET - Vastera EUHQ/Manchester                                     EUHQ-Runnymede

11:00 am ET - Consulting Services/Education/TMC                           HQ-EBC/WC-Aspen

2:00 pm ET - High Tech Trade Services/Transition                          HQ-EBC/Data Center- Lake
Management/Support/MIS                                                    Anne/MA-Harvard/MI-Lake
                                                                          Michigan/WC-Aspen

4:00 pm ET - Product Engineering/Product Management                       HQ-EBC/WC-Aspen

SEPTEMBER 13TH

10:00 am ET - Global Compliance/Marketing/                                HQ-EBC
HR/Finance/Legal

11:00 am ET - ATS MI/Canada & Trade Services Classification               HQ/Caymans/MI-Lake
                                                                          Michigan/CO-Aspen

2:00 pm ET - Vastera Juarez/MXHQ                                          MXHQ-Xel-ha

4:00 pm ET - Vastera Windsor                                              WIND-Dieppe

SEPTEMBER 16TH

11:00 am ET - Final session for any employee who was unable to attend any of the previous session.
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